                                                                       EXHIBIT 1

                        ISLE OF CAPRI BLACK HAWK L.L.C.

                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

                                  $75,000,000

      13% Series A First Mortgage Notes due 2004 With Contingent Interest

                              PURCHASE AGREEMENT

                                                                 August 14, 1997


JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

     Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company"), and Isle of Capri Black Hawk Capital Corp., a Colorado corporation
 -------
and a wholly owned subsidiary of the Company ("Capital" and together with the
                                               -------
Company, the "Issuers"), propose to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser") an aggregate of $75.0 million principal amount of their 13% Series A First Mortgage Notes due 2004 With Contingent Interest (the "Series A Notes"), subject to the terms and conditions set forth herein. The
 --------------
Series A Notes and the Series B Notes (as defined below) (the Series A Notes and the Series B Notes being collectively referred to herein as the "Notes") will be
                                                                 -----
issued pursuant to an Indenture dated as of August 20, 1997 (the "Indenture"),
                                                                  ---------
among the Issuers and IBJ Schroder Bank & Trust Company, as trustee. The obligations of the Issuers under the Notes will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") as
                       ------------------                        ----------
set forth in the Indenture and the Collateral Documents. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

1.   OFFERING CIRCULAR.

     The Series A Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a
                                         ---
preliminary offering circular dated July 30, 1997 (the "Preliminary Offering
                                                        --------------------
Circular"), and a final offering circular dated August 14, 1997 (the "Final
--------                                                              -----
Offering Circular" and, together with the Preliminary Offering Circular, the
-----------------
"Offering Circular"), relating to the Series A Notes.
 -----------------

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:
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     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
     (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

2.   AGREEMENTS TO SELL AND PURCHASE.

     On the basis of the representations, warranties and covenants contained in this Purchase Agreement (this "Agreement"), and subject to its terms and
                               ---------
conditions, the Issuers agree to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Issuers, an aggregate principal amount of $75.0 million of Series A Notes at a purchase price equal to 96.0% of the principal amount thereof (the "Purchase Price").
                                   --------------

3.   TERMS OF OFFERING.

     The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers (the "Exempt Resales") of the Series A Notes purchased
                       --------------
hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) a limited number of other institutional "accredited
          ----
investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Issuers (each, an "Accredited
                                                                      ----------
Institution" and, together with the QIBs, the "Eligible Purchasers").  The
-----------                                    -------------------
Initial Purchaser will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") to be dated the Closing Date (as defined
 -----------------------------
below), in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the
                           ------------------------------
Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration
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statement under the Act (the "Exchange Offer Registration Statement") relating
                              -------------------------------------
to the Issuers' 13% Series B First Mortgage Notes due 2004 With Contingent Interest (the "Series B Notes") to be offered in exchange for the Series A Notes
               --------------
and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with
                                ----------------------------
the Exchange Offer Registration Statement, the "Registration Statements")
                                                -----------------------
relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

     The Notes will be secured obligations and the Issuers will enter into a deed of trust, a security agreement, a collateral assignment, a cash collateral and disbursement agreement, all certificates to be delivered in connection therewith, a pledge and assignment, issuer pledge agreement, UCC-1 financing statements, fixture filings, environmental indemnity, assignment of patents, assignment of trademarks, assignment of copyrights, consent to assignment of licensing agreement, consent to assignment of management agreement, consent to assignment of construction contract, manager subordination agreement, loss payee and additional insured endorsements, endorsements of any performance or payment bonds, waivers of liens, consents to

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assignments and certain other collateral agreements (collectively the
"Collateral Documents") dated on or prior to the Closing Date in favor of the
 --------------------
Trustee that will provide for the grant of Security Interests in the Collateral to the Trustee for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all the respective obligations of the Issuers under the Notes, the Indenture and the Collateral Documents.

     The following documents are hereinafter collectively referred to as "Operative Documents": (i) this Agreement, (ii) the Indenture, (iii) the Notes,
 -------------------
(iv) the Registration Rights Agreement, (v) the Collateral Documents, (vi) the Design/Build Agreement dated as of July 22, 1997 (the "Design/Build Agreement"),
                                                       ----------------------
between the Company and Haselden Construction, Inc., (vii) the Amended and Restated Management Agreement dated as of July 29, 1997 (the "Management
                                                              ----------
Agreement"), between the Company and Casino America, Inc. ("Casino America"), as
---------                                                   --------------
Manager, (viii) the Subdivision Agreement (the "Subdivision Agreement"), to be
                                                ---------------------
executed by the Company and the city of Black Hawk, Colorado substantially in the form in which it exists on the Closing Date and (ix) the License Agreement to be dated as of the Closing Date between the Company and Casino America.

     The following documents are hereinafter collectively referred to as "Transaction Documents": (i) the Operative Documents, (ii) the Completion
 ---------------------
Capital Commitment (the "Completion Capital Commitment") to be executed on the
                         -----------------------------
Closing Date by Casino America in favor of the Trustee, (iii) the Amended and Restated Operating Agreement (the "Operating Agreement") of the Company dated as
                                   -------------------
of July 29, 1997, between Casino America of Colorado, Inc. ("Casino Colorado")
                                                             ---------------
and Blackhawk Gold, Ltd. ("Blackhawk Gold"), (iv) the Amended and Restated
                           --------------
Members Agreement dated as of July 29, 1997 (the "Exchange Commitment Letter"),
                                                  --------------------------
between Casino Colorado and Blackhawk Gold, (v) the Manager Subordination Agreement to be executed on the Closing Date by Casino America in favor of the Trustee, (vi) the Land Purchase Agreement dated June 5, 1997 (the "Land Purchase
                                                                   -------------
Agreement"), between Casino America and Roman Entertainment Corporation of
---------
Colorado and (vii) the Exchange Commitment Letter dated June 5, 1997, between Nevada Gold & Casinos, Inc. ("Nevada Gold") and the city of Black Hawk,
                              -----------
Colorado,

4.   DELIVERY AND PAYMENT.

     (a) Delivery of, and payment of the Purchase Price for, the Series A Notes (the "Closing") shall be made at 10:00 a.m., New York City time, on August 20,
      -------
1997 (the "Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue,
           ------------
New York, New York 10022, or such other time or place as the Initial Purchaser and the Issuers shall designate. Delivery of certain documents in connection with the Closing shall be made on the Closing Date at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071.

     (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate
  ---
principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs (collectively, the "Global Note") and if required one or more certificates
                    -----------
representing Series A Notes ("Definitive Notes") in definitive form,
                              ----------------
registered in such names and denominations as the Initial Purchaser so requests, in an aggregate amount corresponding to the aggregate principal amount of Series A Notes sold pursuant to Exempt Resales to Accredited Institutions, shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchaser of the Purchase Price therefor by wire transfer in same day funds to the order of the Company, provided that the Company shall give at least two business days' prior written notice of the information required to effect such wire transfer. The Global Note and Definitive Notes shall be made available to the Initial Purchaser for inspection not later than 12:30 p.m., New York City time, on the business day immediately preceding the Closing Date.

5.   AGREEMENTS OF THE ISSUERS.

     Each of the Issuers, jointly and severally, hereby agrees with the Initial Purchaser as follows:

     (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) hereof that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein in light of the circumstances in which they were made not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuers as many copies of the Preliminary Offering Circular and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 9 hereof, the Issuers consent to the use of the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

     (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Circular is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the

Offering Circular of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised (unless in the opinion of counsel to the Company, such amendment or supplement is required by law) and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Circular which may be necessary in connection with such Exempt Resales or such market-making activities.

     (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the judgment of the Issuers or in the reasonable judgment of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Circular in order to comply with applicable law or to make the statements therein, in the light of the circumstances when such Offering Circular is delivered to an Eligible Purchaser, not materially misleading, forthwith to notify the Initial Purchaser and to prepare an appropriate amendment or supplement to such Offering Circular so that the Offering Circular complies with applicable law or so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when the Offering Circular is so delivered, be materially misleading, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

     (e) To cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither of the Issuers shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Circular, the Final Offering Circular or Exempt Resales, in any jurisdiction in which it is not now so subject.

     (f) To apply the proceeds from the sale of the Series A Notes as set forth under the caption "Use of Proceeds" in the Offering Circular and to comply with the provisions of the Collateral Documents and the Manager Subordination Agreement concerning disbursement of funds, subject to such procedural modifications that are permitted under the Cash Collateral and Disbursement Agreement.

     (g) So long as any Notes are outstanding and prior to the consummation of the Exchange Offer, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Issuers and their subsidiaries on a consolidated basis (and similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of members' or shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Issuers' independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (beginning with respect to the fiscal quarter ending on October 26, 1997) (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

     (h) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Issuers are listed and such other publicly available information concerning the Issuers and/or its subsidiaries as the Initial Purchaser may reasonably request.

     (i) So long as any of the Series A Notes remain outstanding and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make
                                                  ------------
available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.
              ---------------------

     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, and except as provided in the following paragraph, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers under this Agreement, including:
(i) the fees, disbursements and expenses of counsel to the Issuers and accountants of the Issuers in connection with the sale and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Circular, the Final Offering Circular and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(c) and 5(d) prior to or during the period specified in Section 5(c), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) the performance by the Issuers of their other obligations under this Agreement and the other Operable Documents, (v) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (vi) the cost of printing any certificates representing the Series A Notes, (vii) all expenses and listing fees in connection with the application for quotation of the Series A Notes on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") system of the National Association of Securities Dealers, Inc. ("NASD"), (viii) the
                                                          ----
fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Notes, (xi) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (xii) the fees and expenses of the Disbursement Agent (as defined in the Indenture) pursuant to the Cash Collateral and Disbursement Agreement, (xiii) reasonable "roadshow" travel and other reasonable expenses incurred in connection with the marketing and sale of the Notes, (xiv) if the sale of the Notes is consummated, reimbursement of the first $75,000 of the Initial Purchaser's reasonable disbursements and out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, with the exception of the fees and disbursements of counsel for the Initial Purchaser, which shall be borne solely by the Initial Purchaser and (xv) and all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.

     (k) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as any Series A Notes are outstanding.

     (l) To obtain the approval of DTC for "book-entry" transfer of the Notes (other than Definitive Notes), and to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

     (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuers or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuers substantially similar to the Notes (other than the Notes), without the prior written consent of the Initial Purchaser.

     (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

     (o) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

     (p) To cause the Exchange Offer to be made in the appropriate form to permit the Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

     (q) To comply with all of its agreements set forth in the Registration Rights Agreement.

     (r) To diligently seek the issuance of any Authorization (as defined herein) which is necessary for the Company to develop, own and operate the Isle-Black Hawk (as defined in the Indenture) to be issued, including without limitation, any necessary Authorization to be issued by any Gaming Authority or Liquor Licensing Authority.

     (s) To diligently seek the execution and delivery of the Subdivision Agreement by each of the parties thereto substantially in the form in which it exists on the Closing Date.

     (t) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

6.   REPRESENTATIONS AND WARRANTIES OF THE ISSUERS

     As of the date hereof (except as otherwise provided), the Issuers, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser that:

     (a) The Preliminary Offering Circular as of its date did not, and the Final Offering Circular as of its date does not and as of the Closing Date will not, and any supplement or amendment to either of them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a), (i) shall not apply to statements in or omissions from the Preliminary Offering Circular or the Final Offering Circular (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Issuers by the Initial Purchaser expressly for use therein as set forth in Section 10(b) hereof and (ii) shall not apply to statements in or omissions from the Preliminary Offering Circular that relate to the inclusion of contingent interest and pricing information only contained in the Final Offering Circular. No stop order preventing the use of the Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement (other than those contemplated by the Registration Rights Agreement) are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuers, is contemplated.

     (b) Each of the Issuers is duly organized, validly existing and in good standing under the laws of the State of Colorado and, except as otherwise described in the Preliminary Offering Circular or the Final Offering Circular, has all necessary power and authority to carry on its business as described in the Preliminary Offering Circular and the Final Offering Circular and to own, lease and operate its properties, and is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification.

     (c) All outstanding membership interests of the Company have been duly authorized and validly issued and are fully paid, non-assessable and, except as otherwise provided in Article 13 of the Operating Agreement and Section 2.4 and Articles 3 and 7 of the Members Agreement, are not subject to any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular, including the footnotes thereto, presents fairly, as of its date, (i) the capitalization of the Company and (ii) the "as adjusted" capitalization of the Company on a consolidated basis after giving effect to the Capitalization Transactions (as defined in the Offering Circular), the organization of Capital, the issuance of the Series A Notes and the application by the Company of the net proceeds therefrom. Capital is the only subsidiary of the Company.

     (d) All outstanding shares of capital stock of Capital have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are directly owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each a "Lien"). Capital has no subsidiaries.
                       ----

     (e) Except as otherwise described in Article 13 of the Operating Agreement or Section 2.4 or Articles 3 and 7 of the Members Agreement, neither of the Issuers has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its equity interests or any such options, rights, convertible securities or obligations.

     (f) This Agreement has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

     (g) The Indenture has been duly authorized by each of the Issuers and, on the Closing Date, will have been validly executed and delivered by each of the Issuers. When the Indenture has been duly executed and delivered by each of the Issuers, (i) the Indenture will be a valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms except as
(A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (ii) will conform, in all material respects, to the description thereof contained in the Final Offering Circular. On the Closing Date, the Indenture will conform, in all material respects, to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the
      ---      -------------------
Commission applicable to an indenture which is qualified thereunder.

     (h) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by each of the Issuers. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable against each of them in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform, in all material respects, to the description thereof contained in the Final Offering Circular.

     (i) The Series B Notes have been duly authorized by each of the Issuers. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes, upon delivery to the Company of the applicable Series A Notes in exchange therefor, will be entitled to the benefits of the Indenture and will be the valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (j) When issued, the Notes will rank senior in right of payment with all of the Issuers' other unsubordinated indebtedness. As of the Closing Date, after giving effect to the Capitalization Transactions, the Notes will be the only outstanding Indebtedness of the Issuers.

     (k) The Registration Rights Agreement has been duly authorized by each of the Issuers and, on the Closing Date, will have been duly executed and delivered by each of the Issuers. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
(iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. On the Closing Date, the Registration Rights Agreement will conform, in all material respects, to the description thereof contained in the Offering Circular.

     (l) Each of the Collateral Documents to which either of the Issuers is a party has been duly authorized by each of the Issuers, as applicable, and, on the Closing Date, will have been duly executed and delivered by each of the Issuers, as applicable. When each such Collateral Document has been duly executed and delivered, each such Collateral Document will be a valid and binding agreement of the Issuer that is a party thereto, as applicable, enforceable against each of them, as applicable, in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, each of the Collateral Documents will conform, in all material respects, to the description thereof contained in the Offering Circular.

     (m) Each of the Management Agreement and the Design/Build Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On Closing Date, each of the Management Agreement and the Design/Build Agreement will conform, to the description thereof contained in the Offering Circular.

     (n) The License Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the License Agreement has been duly executed and delivered, it will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the License Agreement will conform, to the description thereof contained in the Offering Circular.

     (o) The Subdivision Agreement has been duly authorized by the Company and, upon due execution and delivery by the Company and the city of Black Hawk, will be a valid and binding agreement of the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Upon its execution and delivery, the Subdivision Agreement will conform, in all material respects, to the description thereof contained in the Offering Circular.

     (p) The execution, delivery and performance of this Agreement and the other Operative Documents, compliance by each of the Issuers with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not and will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Operating Agreement or the charter or bylaws of Capital, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to either of the Issuers, to which either of the Issuers is a party or by which either of the Issuers or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over either of the Issuers or their respective property in any material respect, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (except for Permitted Liens) under, any agreement or instrument to which either of the Issuers is a party or by which either of the Issuers or their respective property is bound or (v) result in the termination or revocation of any Authorization of the either of the Issuers or result in any other impairment of the rights of the holder of any such Authorization.

     (q) The Company is not in violation of the Operating Agreement and Capital is not in violation of its charter or bylaws and neither of them is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to either of them to which either of them is a party or by which either of them or their respective property is bound. There does not exist any state of facts which constitutes an event of default on the part of the Issuers as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

     (r) There are no legal or governmental proceedings pending or. to the knowledge of the Issuers, threatened to which either of the Issuers is or could be a party or to which any of their respective property is or could be subject, which might (i) result, singly or in the aggregate, in a material adverse effect on the business, prospects, financial condition or results of operations of the Issuers, (ii) interfere with or adversely affect the issuance or marketability of the Notes or (iii) draw into question the validity of this Agreement or the other Operative Documents (a "Material Adverse Effect")
                              -----------------------

     (s) Neither of the Issuers has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement
               ------------------
Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations
                                          -----
promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (t) Other than as disclosed in the Offering Circular, there exists no fact, and no event has occurred, which has or is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of either of the Issuers arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including without limitation any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Environmental Law) or any violation of any Environmental Law.

     (u) Neither of the Issuers has adopted any employee pension, welfare or benefit plans to which the Issuers or any corporation considered an affiliate of the Issuers within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. If any such plan is adopted, the execution and delivery of this Agreement and the other Operative Documents and the sale of the Series A Notes will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchaser as set forth in the Offering Circular under "Notice to Investors."

     (v) Each of the Issuers has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of,
                                                          -------------
and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business in the manner described in the Offering Circular, except for Authorizations which the Issuers would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Isle-Black Hawk and except for any Authorizations to be issued by any Gaming Authority or Liquor Licensing Authority which are necessary for the Company to own and operate the Isle-Black Hawk, and no such Authorization contains, or will upon the issuance thereof contain, a materially burdensome restriction. Each such Authorization is valid and in full force and effect and each of the Issuers is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are materially burdensome to each of the Issuers. Neither of the Issuers has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Neither of the Issuers has any reason to believe that any such Authorization necessary in the future to own or operate the Isle-Black Hawk in the manner described in the Offering Circular, including without limitation, any Gaming License or Liquor License, will not be granted upon application (or, alternatively, that the necessity to obtain such license, permit or approval will not be waived), or that any Gaming Authority or Liquor Licensing Authority or any other governmental agencies are investigating either of the Issuers or related parties, other than in ordinary course administrative reviews or any ordinary course review of the transactions contemplated hereby.

     (w) The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Final Offering Circular are independent public accountants with respect to the Issuers, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Final Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

     (x) The historical financial statements, together with related schedules and notes forming part of the Offering Circular (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related schedules, if any, and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Circular regarding the Issuers (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of each of the Issuers. The forward-looking statements contained in the Offering Circular are based upon good faith estimates and assumptions believed by the Issuers to be reasonable when made.

     (y) Neither of the Issuers is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, neither will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     (z) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between either of the Issuers and any person granting such person the right to require either of the Issuers to file a registration statement under the Act with respect to any securities of either of the Issuers or to require either of the Issuers to include such securities with the Notes registered pursuant to any Registration Statement.

     (aa) Neither of the Issuers nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     (bb) Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuers taken as a whole which, singly or in the aggregate, would have a Material Adverse Effect, (ii) there has not been any change or any development involving a prospective change in the equity interests or in the long-term debt of the Issuers taken as a whole which, singly or in the aggregate, would have a Material Adverse Effect and (iii) neither of the Issuers has incurred any material liability or obligation, direct or contingent.

     (cc) The Issuers do not intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature. As of the date hereof, the present fair market value of the assets of the Issuers exceeds, and on the Closing Date, the present fair market value of the assets of the Issuers will exceed, the amounts that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) when and as they become absolute and matured. The assets of the Issuers do not constitute unreasonably small capital to carry out the business of the Issuers, as conducted or proposed to be conducted.

     (dd) Other than as described in the Offering Circular, there is no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency which could have a Material Adverse Effect.

     (ee) Each of the Preliminary Offering Circular and the Final Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

     (ff) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of either of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (gg) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by either of the Issuers, or any of their respective representatives (other than the Initial Purchaser, as to whom neither of the Issuers makes any representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium, or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by either of the Issuers within the six-month period immediately prior to the date hereof.

     (hh) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

     (ii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (i) the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 9 hereof,
(ii) that each of the Eligible Purchasers that purchases Series A Notes in Exempt Resales is a QIB or Accredited Institution and (iii) the accuracy of the representations made by each Accredited Institution that purchases Series A Notes pursuant to an Exempt Resale as set forth in the letter of representation in the form of Annex A to the Offering Circular.

     (jj) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either of the Issuers that it is considering imposing) any condition (financial or otherwise) on either of the Issuers' retaining any rating assigned as of the date hereof to the Notes or (ii) has indicated to either of the Issuers that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Notes.

     (kk) Each certificate signed by any officer of either of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty of such Issuer to the Initial Purchaser as to the matters covered thereby.

     (ll) As of the Closing Date and upon consummation of the Capitalization Transactions (as defined in the Offering Circular) and the transactions contemplated by the Exchange

Commitment Letter, the issuance of the Notes and the application of the net proceeds therefrom, the Company will have good and marketable title in fee simple to all real property being contributed to the Company by Blackhawk Gold or which is subject to any option being contributed to the Company by Casino Colorado, in each case as described in the section of the Offering Circular entitled "Summary(Capitalization Transactions," and good and marketable title to all personal property owned by the Company which is material to the business of the Company, free and clear of Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company in connection with its business as described in the Offering Circular; and any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company in connection with its business as described in the Offering Circular, except as described in the Offering Circular.

     (mm) The Company owns or possesses, or, upon the execution of the License Agreement dated as of the Closing Date between the Company and Casino America, and subject to the terms thereof, will have a license for the use of all licenses, trademarks, service marks and trade names ("intellectual property") to
                                                      ---------------------
be employed by it in connection with the operation of its business in the manner described in the Offering Circular and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any such intellectual property.

     (nn) The Issuers are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or will be engaged; and neither of the Issuers has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

     (oo) Upon the Closing, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

     (pp) All material tax returns required to be filed by the Issuers in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Issuers have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (qq) The Company will be treated as a partnership for United States federal and state income tax purposes.

     (rr) The contemplated operation and use of the Isle-Black Hawk, including the construction of the Isle-Black Hawk, will be (giving effect to any waivers or variances which may be obtained) in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards, orders, and other regulations, where the failure to comply therewith could have a Material Adverse Effect. Under applicable zoning and use laws, ordinances, rules and regulations, the Isle-Black Hawk may be used for the purposes contemplated in the Offering Circular, the Indenture and the Collateral Documents.

     (ss) At all times after execution and delivery of the Issuer Pledge Agreement by the Company, upon delivery of the stock certificates, if any, evidencing all the securities pledged thereunder, together with stock powers or appropriate instruments of transfer, duly endorsed in blank, and all instruments pledged pursuant to the issuer pledge agreement, endorsed in blank, the security interests created for the benefit of the Trustee and the holders of the Notes under the issuer pledge agreement will constitute valid, perfected first priority security interests in the collateral subject thereto.

     (tt) At all times after execution and delivery of the Collateral Documents (other than the Issuer Pledge Agreement and the Pledge and Assignment) by the parties thereto and completion of the filings and recordings contemplated thereby, the security interests created for the benefit of the Trustee and the Holders pursuant to the Collateral Documents (other than the Issuer Pledge Agreement and the Pledge and Assignment) will constitute valid, perfected first priority security interests in the collateral subject thereto.

     (uu) All notice filings to be made pursuant to the Collateral Documents are in proper form to be filed in order to perfect a security interest in the Collateral described therein.

     (vv) At all times after execution and delivery of the Pledge and Assignment and upon the Trustee taking possession of the collateral subject thereto in accordance with the terms of the Pledge and Assignment and completion of the filings and recordings contemplated thereby, the security interests created for the benefit of the Trustee and the Holders pursuant to the Pledge and Assignment will constitute valid, perfected first priority security interests in the collateral subject thereto.

     (ww) The Initial Purchaser has been furnished with a copy of the plans and specifications for the construction of the improvements of the Isle-Black Hawk and other necessary expenditures. Such plans and specifications are satisfactory to the Issuers. The anticipated cost of such improvements (including interest, legal, architectural, engineering, planning, zoning and other similar costs) does not exceed the amounts for such costs set forth under the caption "Use of Proceeds" in the Offering Circular. In addition, each of the other amounts set forth in the section entitled "Sources and Uses of Funds" under the caption "Use of Proceeds" in the Offering Circular are based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not expected to exceed the amounts set forth for such items.

     (xx) The Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the Construction Schedule (as defined in the Cash Collateral and Disbursement Agreement), as of the Closing Date, (i) are, in the Company's opinion after due investigation, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein and relying to a large extent on professional advisors and (ii) do not conflict with the provisions of the Indenture and the other Operative Documents.

     Each of the Issuers acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 11 hereof, counsel to each of the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

7.   REPRESENTATIONS AND WARRANTIES OF CASINO AMERICA.

     (a) Each of Casino America and Casino Colorado has been duly incorporated, is validly existing and is a corporation in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, with respect to Casino America, where the failure to be so qualified would not have a material adverse effect on its business, prospects, financial condition or results of operations. Casino America owns all of the outstanding capital stock of Casino Colorado.

     (b) All outstanding shares of capital stock of Casino Colorado have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are directly owned by Casino America free and clear of any Lien. The Issuers are the only subsidiaries of Casino Colorado.

     (c) Casino Colorado does not have any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any equity interests of Casino Colorado or any such options, rights, convertible securities or obligations.

     (d) Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by Casino America and each is a valid and binding agreement of Casino America, enforceable against Casino America in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
(iii) with respect to this Agreement, limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. On the Closing Date, the Management Agreement will conform to the description thereof contained in the Offering Circular.

     (e) The Capitalization Transactions have been authorized by all necessary corporate action by or on the part of Casino America. Each of the Completion Capital Commitment, the License Agreement, the Manager Subordination Agreement and the Land Purchase Contract has been duly authorized by Casino America and, on the Closing Date, each of them will have been validly executed and delivered by Casino America. When the Completion Capital Commitment, the License Agreement, the Manager Subordination Agreement and the Land Purchase Contract have been duly executed and delivered by Casino America, each of them will be a valid and binding agreement of Casino America, enforceable against Casino America in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, each of the Completion Capital Commitment, the License Agreement, the Manager Subordination Agreement and the Land Purchase Contract will conform in all material respects to the description thereof contained in the Offering Circular.

     (f) Except as described in the Offering Circular or as provided in such agreement, the execution, delivery and performance of this Agreement, the Management Agreement, the Completion Capital Commitment, the Manager Subordination Agreement, the License Agreement and the Land Purchase Agreement and compliance by Casino America with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency or any other person (except such as may be required under the securities or Blue Sky laws of the various states),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of Casino America, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Casino America, to which Casino America is a party or by which Casino America or its property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Casino America or its property or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Casino America is a party or by which Casino America or its property is bound.

     (g) On the Closing Date, Casino America will have sufficient availability for Restricted Payments, as defined in and pursuant to section 1012 of the indenture dated as of August 1, 1996, among Casino America, the subsidiary guarantors identified therein and Fleet National Bank, as trustee, relating to the issuance of $315,000,000 principal amount of 12 1/2% Senior Secured Notes due 2003 of Casino America, for all amounts to be paid by Casino America to any person pursuant to the terms of the Transaction Documents that would be considered Restricted Payments thereunder.

     (h) Other than as disclosed in the Offering Circular, Casino America is not aware of any fact or any event which has occurred or which is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including without limitation any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Environmental
Law) or any violation of any Environmental Law with respect to the Casino America Parcel (as defined in the Offering Circular).

     (i) Casino America owns all trademarks which are to be licensed to the Company pursuant to the terms of the License Agreement for use by the Company at the Isle-Black Hawk and Casino America has not received any notice of, and is not otherwise aware of, any infringement of, or conflict with, asserted rights of others with respect to the foregoing, other than with respect to a pending claim involving the "Isle of Capri" name that is not material to the Company or to the Isle-Black Hawk.

     (j) As of the Closing Date, the Company will have good and marketable title in fee simple to the Casino America Parcel free and clear of Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company.

     (k) The financial information set forth in the Offering Circular (and any amendment or supplement thereto) regarding Casino America is, in all material respects, accurately presented.

     (j) Casino America does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. As of the date hereof, the present fair market value of the assets of Casino America exceeds, and on the Closing Date, the present fair market value of the assets of Casino America will exceed, the amounts that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Casino America when and as they become absolute and matured. The assets of Casino America do not constitute unreasonably small capital to carry out the business of Casino America, as conducted or proposed to be conducted.

8.   REPRESENTATIONS AND WARRANTIES OF NEVADA GOLD.

     (a) Each of Nevada Gold and Blackhawk Gold has been duly incorporated, is validly existing and is a corporation in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, with respect to Nevada Gold, where the failure to be so qualified would not have a material adverse effect on its business, prospects, financial condition or results of operations. Nevada Gold owns all of the outstanding capital stock of Blackhawk Gold.

     (b) All outstanding shares of capital stock of Blackhawk Gold have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are directly owned by Nevada Gold free and clear of any Lien. Blackhawk Gold has no subsidiaries.

     (c) Blackhawk Gold does not have any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any equity interests of Blackhawk Gold or any such options, rights, convertible securities or obligations.

     (d) The Capitalization Transactions have been authorized by all necessary corporate action by or on the part of Nevada Gold. Each of this Agreement and the Exchange Commitment Letter has been duly authorized, executed and delivered by Nevada Gold and is a valid and binding agreement of Nevada Gold, enforceable against Nevada Gold in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) with respect to this Agreement, limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. On the Closing Date, the Exchange Commitment Letter will conform, in all material respects, to the description thereof contained in the Offering Circular.

     (e) Except as described in the Offering Circular or as provided in such agreement, the execution, delivery and performance of this Agreement and the Exchange Commitment Letter and compliance by Nevada Gold with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency or any other person (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of Nevada Gold, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Nevada Gold, to which Nevada Gold is a party or by which Nevada Gold or its property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Nevada Gold or its property or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Nevada Gold is a party or by which Nevada Gold or its property is bound.

     (f) Other than as disclosed in the Offering Circular, Nevada Gold is not aware of any fact or any event which has occurred or which is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including without limitation any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Environmental
Law) or any violation of any Environmental Law with respect to the Nevada Gold Parcel (as defined in the Offering Circular).

     (g) As of the Closing Date, the Company will have good and marketable title in fee simple to the Nevada Gold Parcel free and clear of Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

     (h) As of the Closing Date, neither Nevada Gold nor any of its subsidiaries will have any debts or liabilities other than as described in its Form 10-K for the fiscal year ended March 31, 1997 or those incurred after March 31, 1997 in the ordinary course of business.

     (i) Nevada Gold does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The principal business of Nevada Gold is the development of gaming properties through joint ventures or otherwise. As of the date hereof, the present fair market value of the assets of Nevada Gold exceeds, and on the Closing Date, the present fair market value of the assets of Nevada Gold will exceed, the amounts that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Nevada Gold when and as they become absolute and matured. The assets of Nevada Gold do not constitute unreasonably small capital to carry out the business of Nevada Gold, as conducted or proposed to be conducted.

9.   REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER.

     The Initial Purchaser represents and warrants to, and agrees with, the
     Issuers:

     (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

     (b) Such Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to a limited number of Accredited Institutions that execute and deliver a letter to the Issuers and the Initial Purchaser containing certain representations and agreements in the form attached as Annex
                                                                          -----
A to the Offering Circular.
-

     (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium, or broadcast over television or radio, or transmitted over the Internet, or communicated in any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (i) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and
(ii) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex
                                                                          -----
A attached to the Offering Circular, in each case, that agree that (A) the
-
Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (1) to the Issuers, (2) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (3) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (4) in a transaction meeting the requirements of Rule 144 under the Act,
(5) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Note (the form of which is substantially the same as Annex A to the Offering Circular) and, if such
                          -------
transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Act, (6) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuers) or (7) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

     (e) None of the Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

     The Initial Purchaser acknowledges that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 11 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

10.  INDEMNIFICATION

     (a) The Issuers, Casino America and Nevada Gold (collectively, the "Venture Entities"), jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its affiliates and their respective officers, directors, partner, counsel, employees and agents any other person who controls such Initial Purchaser or any of its respective affiliates within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the agents, employees, officers, directors, partners, counsel and shareholders of such persons, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, expenses and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Circular (or any amendment or supplement thereto), the Preliminary Offering Circular or any Rule 144A Information provided by the Issuers to any holder or prospective purchaser of Series A Notes pursuant to
Section 5(i) hereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Issuers by such Initial Purchaser; provided, however, that the Issuers, Casino America and Nevada Gold will not be liable to the extent but only to the extent that any such losses, claims, damages, liabilities or judgments arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the Initial Purchaser expressly for use therein as set forth in Section 10(b) hereof; and provided, further, that this indemnity agreement with respect to the Preliminary Offering Circular shall not inure to the benefit of the Initial Purchaser if the person asserting any such losses, claims, damages, liabilities, expenses or judgments purchased Notes from the Initial Purchaser, or any person controlling the Initial Purchaser, if a copy of the Final Offering Circular (as then amended or supplemented) was not sent or given by or on behalf of the Initial Purchaser to such person at or prior to the written confirmation of the sale of such Notes to such person and if the Final Offering Circular (as so amended or supplemented) would have corrected the defect giving rise to such loss, claim, damage, liability, expense or judgment; and provided, further, that the obligations of Casino America and Nevada Gold pursuant to this Section 10(a) shall terminate upon the later of (i) February 28, 2000 and (ii) one year after the date on which the Isle-Black Hawk becomes Operating. This indemnity agreement will be in addition to any liability which the Casino America, Nevada Gold or the Issuers may otherwise have, including under this Agreement.

     (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Venture Entities, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Venture Entities, to the same extent as the foregoing indemnity from the Venture Entities to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser expressly for use in the Preliminary Offering Circular or the Final Offering Circular, which include only the third and fourth sentences under the caption "Risk Factors(Absence of Public Market" and the fourth paragraph under the caption "Plan of Distribution" in the Preliminary Offering Circular or the Final Offering Circular.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b) (the indemnified party"), the indemnified party shall promptly notify the person
------------ -----
against whom such indemnity may be sought (the "indemnifying party") in writing
                                                ------------ -----
and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 10(a) and 10(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 10(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser) . Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Jefferies & Company, Inc., in the case of the parties indemnified pursuant to
Section 10(a), and by the Venture Entities, in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such reasonable fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, satisfactory in form and substance to such indemnified party, from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 10 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Venture Entities and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 10, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Series A Notes purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.  CONDITIONS OF INITIAL PURCHASER'S AND THE ISSUERS' OBLIGATIONS

     (a) The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (i) All the representations and warranties contained in each of the Transaction Documents shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (ii) On or after the date hereof, (A) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of either of the Issuers or any securities of the either of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (B) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of either of the Issuers by any such rating organization and (C) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (iii) Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of either of the Issuers, (B) there shall not have been any change or any development involving a prospective change in the equity interests or in the long-term debt of the either of the Issuers and (C) neither of the Issuers shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 11(a)(iii)(A), 11(a)(iii)(B) or 11(a)(iii)(C), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Circular.

          (iv) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of each of the Issuers, confirming the matters set forth in Sections 11(a)(i), 11(a)(ii) and 11(a)(iii) hereof.

          (v) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Mayer, Brown & Platt, counsel for the Issuers, substantially to the effect set forth in Exhibit B hereto.

          (vi) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Brownstein, Hyatt, Farber & Strickland, P.C., counsel for the Issuers, substantially to the effect set forth in Exhibit C hereto.

          (vii) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Phelps Dunbar, L.L.P. and Allan B. Solomon, Esq., counsel for Casino America, substantially to the effect set forth in Exhibit D hereto, or such other counsel as is satisfactory to you and counsel for the Initial Purchaser.

          (viii) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Adams & Reese, LLP, counsel for Nevada Gold, in the form of Exhibit E hereto.

          (ix) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

          (x) You shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Circular.

          (xi) You shall have received on the Closing Date an Officer's Certificate dated the Closing Date, signed by the President of Nevada Gold, certifying that Nevada Gold is not subject to the terms of the Investment Company Act of 1940 pursuant to the exemption therefrom described in Section 3a-2 of such Act.

          (xii) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (xiii) All of the Transaction Documents shall have been executed and shall be in full force and effect and the Initial Purchaser shall have received fully executed copies thereof. The Issuers shall have received the requisite governmental and regulatory approval in connection with each of the Transaction Documents and transactions contemplated by the Offering Circular to be completed on or before the Closing Date.

          (xiv) No party shall have failed at or prior to the Closing Date to perform or comply with any of the agreements contained in any of the Transaction Documents and required to be performed or complied with by such party at or prior to the Closing Date.

          (xv) The Trustee shall have received (i) a certificate of insurance demonstrating insurance coverages of types, in amounts, with insurers and with other terms required by the terms of the Transaction Documents and (ii) executed copies of each UCC-1 financing statement signed by the Issuers, naming the Trustee as secured party and filed in such jurisdictions as the Initial Purchaser may reasonably require.

          (xvi) All documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the Security Interests of the Trustee in the Collateral, and to accord the Trustee the priorities over other creditors of either of the Issuers as contemplated by the Offering Circular and the Transaction Documents.

          (xvii) The Trustee shall have received irrevocable commitments for title insurance for the real property on which the Isle-Black Hawk will be located from First American Title Company, in a form and substance reasonably satisfactory to the Initial Purchasers, subject only to Permitted Liens permitted under the Indenture.

          (xviii) No injunction, restraining order or order of any nature by a court, government body or agency shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no action, claim, suit or proceeding (including without limitation an investigation or partial proceeding such as a deposition) for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

          (xix) You shall have received evidence reasonably satisfactory to you of the existence of a performance bond to be delivered pursuant to the Design/Build Agreement.

     (b) The obligation of the Issuers to sell the Series A Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

          (i) The Initial Purchaser shall have delivered payment to the Issuer for the Series A Notes pursuant to Sections 2 and 4(b) of this Agreement.

          (ii) All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

          (iii) No injunction, restraining order or order of any nature by a court, government body or agency shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no action, claim, suit or proceeding (including without limitation an investigation or partial proceeding such as a deposition) for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

12.  EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

     This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchaser by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Circular, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the enactment, publication, decree or other promulgation after the date hereof of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuers, (i) the declaration of a banking moratorium by either federal or New York State authorities or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's opinion has a material adverse effect on the financial markets in the United States.

13.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE

     The respective indemnities, contribution agreements, representations, warranties and other statements of each of the Issuers, Casino America, Nevada Gold and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, each of the Issuers, Casino America and Nevada Gold, the officers or directors of each of them, or any person controlling any of them, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement; provided, however, that indemnities, contribution agreements, representations, warranties and other statements of Casino America and Nevada Gold set forth in or made pursuant to this Agreement shall terminate upon the later of (A) February 28, 2000 and (B) one year after the date on which the Isle-Black Hawk becomes Operating.

14.  NOTICES

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. All statements, requests notices and agreements (each a "Notice") hereunder shall be in writing, and:
         ------

     (a) If to the Initial Purchaser, Notices shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchaser as follows:

          Jefferies & Company, Inc.
          11100 Santa Monica Boulevard, 10th Floor
          Los Angeles, California 90025
          Attention:
          Fax: (310) 914-1014

     (b) If to the Issuers, Notices shall be delivered or sent by mail, telex, or facsimile transmission to the address of the Issuers as follows:

          Isle of Capri Black Hawk L.L.C.
          Isle of Capri Black Hawk Capital Corp.
          c/o Casino America, Inc.
          711 Washington Loop
          Biloxi, Mississippi  39530
          Attention:
          Fax: (601) 435-5998

     (c) If to Casino America, Notices shall be delivered or sent by mail, telex, or facsimile transmission to the address of Casino America as follows:

          Casino America
          711 Washington Loop
          Biloxi, Mississippi  39530
          Attention: Chief Financial Officer
          Fax: (601) 435-5998

     (d) If to Nevada Gold, Notices shall be delivered or sent by mail, telex or facsimile transmission to Nevada Gold as follows:

          Nevada Gold & Casinos, Inc.
          3040 Post Oak Boulevard, Suite 675
          Houston, Texas 77056
          Attention:  H. Thomas Winn
          Fax: (281) 621-2245

15.  APPLICABLE LAW

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

16.  COUNTERPARTS

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

17.  THIRD PARTIES

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers, Casino America, Nevada Gold, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors or Managers of each of the Issuers and its successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.

18.  OTHER FEES AND EXPENSES

     If for any reason the Series A Notes are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 12 hereof), the Issuers, Casino America and Nevada Gold, jointly and severally, agree to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including the reasonable out-of-pocket fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers, Casino America and Nevada Gold, jointly and severally, shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Issuers, Casino America and Nevada Gold, jointly and severally, also agree to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all reasonable out-of-pocket fees and expenses (including without limitation the reasonable out-of-pocket fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation their rights under Section 10 hereof).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     Very truly yours,
                                     ISLE OF CAPRI BLACK HAWK L.L.C.


                                     By:[SIGNATURE ILLEGIBLE]
                                        ---------------------
                                     Name:
                                     Title:


                                     ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                                     By:[SIGNATURE ILLEGIBLE]
                                        ---------------------
                                     Name:
                                     Title:


                                     CASINO AMERICA, INC., solely with respect to Sections 7, 10, 13, 14, 17 and 18 hereof


                                     By:[SIGNATURE ILLEGIBLE]
                                        ---------------------
                                     Name:
                                     Title:


                                     NEVADA GOLD & CASINOS, INC., solely with respect to Sections 8, 10, 13, 14, 17 and 18 hereof


                                     By:_____________________
                                     Name:
                                     Title:


Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By:_______________________
Name:
Title:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     Very truly yours,
                                     ISLE OF CAPRI BLACK HAWK L.L.C.


                                     By:(SIGNATURE ILLEGIBLE)
                                        ---------------------
                                     Name:
                                     Title:


                                     ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                                     By:(SIGNATURE ILLEGIBLE)
                                        ---------------------
                                     Name:
                                     Title:


                                     CASINO AMERICA, INC., solely with respect to Sections 7, 10, 13, 14, 17 and 18 hereof


                                     By:(SIGNATURE ILLEGIBLE)
                                        ---------------------
                                     Name:
                                     Title:


                                     NEVADA GOLD & CASINOS, INC., solely with respect to Sections 8, 10, 13, 14, 17 and 18 hereof


                                     By:(SIGNATURE ILLEGIBLE)
                                        ---------------------
                                     Name:
                                     Title:


Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By:
   _____________________
Name:
Title:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     Very truly yours,
                                     ISLE OF CAPRI BLACK HAWK L.L.C.


                                     By:
                                        ____________________
                                     Name:
                                     Title:


                                     ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                                     By:
                                        ____________________
                                     Name:
                                     Title:


                                     CASINO AMERICA, INC., solely with respect to Sections 7, 10, 13, 14, 17 and 18 hereof


                                     By:
                                        ____________________
                                     Name:
                                     Title:


                                     NEVADA GOLD & CASINOS, INC., solely with respect to Sections 8, 10, 13, 14, 17 and 18 hereof


                                     By:
                                        ____________________
                                     Name:
                                     Title:


Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By: /s/ David P. St. Jean
   ----------------------
Name: David P. St. Jean
Title: Managing Director

                                                                       EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                     FORM OF REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (this "Agreement") dated as of August 20,
                                          ---------
1997, among Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company"), Isle of Capri Black Hawk Capital Corp., a Colorado
              -------
corporation and a wholly owned subsidiary of the Company ("Capital" and,
                                                           -------
together with the Company, the "Issuers"), and Jefferies & Company, Inc. (the
                                -------
"Initial Purchaser"), who has agreed to purchase the Issuers, 13% Series A First
------------------
Mortgage Notes due 2004 With Contingent Interest (the "Series A Notes") pursuant
                                                       --------------
to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement dated August 14, 1997 (the "Purchase Agreement"), among the Issuers and the Initial Purchaser.
           ------------------
In order to induce the Initial Purchaser to purchase the Series A Notes, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 2 of the Purchase Agreement.

     The parties hereby agree as follows:

SECTION 1.     DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act:  The Securities Act of 1933, as amended.
     ---

     Broker-Dealer:  Any broker or dealer registered under the Exchange Act.
     -------------

     Closing Date:  The date of this Agreement.
     ------------

     Commission:  The Securities and Exchange Commission.
     ----------

     Consummate:  A Registered Exchange Offer shall be deemed "Consummated"
     ----------
for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

     Damages Payment Date:  With respect to the Series A Notes, each Interest
     --------------------
Payment Date.

     Effectiveness Target Date:  As defined in Section 5 hereof.
     -------------------------

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Exchange Offer:  The registration by the Issuers under the Act of the
     --------------
Series B Notes pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     Exchange Offer Registration Statement:  The Registration Statement
     -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

     Exempt Resales:  The transactions in which the Initial Purchaser proposes
     --------------
to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Act ("Accredited Institutions").
                                    -----------------------

     Holders:  As defined in Section 2(b) hereof.
     -------

     Indemnified Holder:  As defined in Section 8(a) hereof.
     ------------------

     Indenture:  The Indenture dated as of August 20, 1997, among the Issuers
     ---------
and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), pursuant to
                                                        -------
which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     Initial Purchaser:  As defined in the preamble hereto.
     -----------------

     Interest Payment Date:  As defined in the Indenture and the Notes.
     ---------------------

     NASD:  National Association of Securities Dealers, Inc.
     ----

     Notes:  Collectively, the Series A Notes and the Series B Notes.
     -----

     Person:  An individual, partnership, limited liability company,
     ------
corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Prospectus:  The prospectus included in a Registration Statement, as
     ----------
amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Record Holder:  With respect to any Damages Payment Date relating to the
     -------------
Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

     Registration Default:  As defined in Section 5 hereof.
     --------------------

     Registration Statement:  Any registration statement of the Issuers
     ----------------------
relating to (i) an offering of Series B Notes pursuant to an Exchange Offer or
(ii) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Series B Notes:  The Issuers 13% Series B First Mortgage Notes due 2004
     --------------
With Contingent Interest to be issued pursuant to the Indenture in the Exchange Offer.

     Shelf Filing Deadline:  As defined in Section 4(a) hereof.
     ---------------------

     Shelf Filing Event:  As defined in Section 4(a) hereof.
     ------------------

     Shelf Registration Statement:  As defined in Section 4(a) hereof.
     ----------------------------

     TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as
     ---
in effect on the date of the Indenture.

     Transfer Restricted Securities:  Each Series A Note, until the earliest
     ------------------------------
to occur of (i) the date on which such Series A Note is exchanged by a person other than a broker-dealer for a Series B Note in the Exchange Offer, (b) following the exchange by a broker-dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series A Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act.

     Underwritten Registration or Underwritten Offering:  A registration in
     -------------------------    ---------------------
which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2.     SECURITIES SUBJECT TO THIS AGREEMENT

     (a)  Transfer Restricted Securities. The securities entitled to the
          ------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

     (b)  Holders of Transfer Restricted Securities.  A Person is deemed to be a
          -----------------------------------------
holder of Transfer Restricted Securities (each, a "Holder") whenever such Person
                                                   ------
owns Transfer Restricted Securities.

SECTION 3.     REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Issuers shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, a Registration Statement under the Act relating to the Series B Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

     (b) The Issuers shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Issuers shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 business days thereafter.

     (c) The Issuers shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Series A Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     The Issuers shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

     The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.

SECTION 4.     SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Issuers are not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Issuers within 20 days of the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Issuers or an affiliate of the Issuers (each such event referred to in clauses (i) and (ii) above a "Shelf Filing Event"), then the Issuers shall:

          (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to 45 days after such obligations arises (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and

          (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the Shelf Filing Deadline.

The Issuers shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date (or for such shorter period that will terminate when all of the Notes covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding); provided, however, that the Issuers may, on one occasion, by notice to all persons to whom it has provided a copy of the prospectus contained in such Shelf Registration Statement, suspend the use thereof for a period not to exceed 20 consecutive days in the event that, in the opinion of counsel to the Issuers, there are material non-public circumstances that would render such resale prospectus materially inaccurate or misleading.

     (b)  Provision by Holders of Certain Information in Connection with the
          ------------------------------------------------------------------
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
----------------------------
include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 business days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5.     LIQUIDATED DAMAGES

     If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the
                                      -------------------------
Exchange Offer has not been Consummated within 45 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers agree to pay
                             --------------------
liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues; provided, however, that upon the occurrence of an event described in clause (iv) above with respect to the failure of a Shelf Registration Statement to be effective or usable in connection with resales of Transfer Restricted Securities, only those Holders whose Notes were registered pursuant to such Shelf Registration Statement shall be entitled to collect liquidated damages. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.25 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid to Record Holders by the Issuers on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

     All obligations of the Issuers set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

     (a)  Exchange Offer Registration Statement. In connection with the Exchange
          -------------------------------------
Offer, the Issuers shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

          (i) If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, the Issuers agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers to Consummate an Exchange Offer for such Series A Notes. The Issuers agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Issuers agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of either of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers' preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effec t on the date of this Agreement rely on the position of the Commission enunciated in Morgan
                                                                    ------
     Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings
     ---------------------                              ----------------------
     Corporation (available May 13, 1988), as interpreted in the Commission's
     -----------
     letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Issuers.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Issuers shall provide a supplemental letter to the Commission (A) stating that the Issuers are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988),
                   ----------------------------------
     Morgan Stanley and Co., Inc. (available June 5, 1991) and , if applicable,
     ----------------------------
     and no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Issuers' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.

     (b)  Shelf Registration Statement.  In connection with the Shelf
          ----------------------------
Registration Statement, the Issuers shall comply with all the provisions of
Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Issuers will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

     (c)  General Provisions.  In connection with any Registration Statement and
          ------------------
any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Issuers shall:

          (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) after obtaining knowledge thereof, of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading and (E) of the suspension of effectiveness of the Shelf Registration Statement pursuant to the terms of Section 4(a) hereof. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any such Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Issuers' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuers and cause the Issuers' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

          (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated or to maintain the rating thereof with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

          (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchaser or by any Holder of Transfer

Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Issuers shall:

          (A) furnish to the Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

               (1) an Officer's Certificate, dated the date of the Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Issuers, confirming, as of the date thereof, the matters set forth in clauses (a)(i), (a)(ii) and (a)(iii) of Section 11 of the Purchase Agreement and such other matters as such parties may reasonably request;

               (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for each of the Issuers, Casino America and Nevada Gold covering the matters set forth in clauses (a)(v), (a)(vi), (a)(vii) and (a)(viii) of Section 11 of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, the Initial Purchaser's representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Issuers and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

               (3) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Issuers' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to clause(a)(x) Section 11 of the Purchase Agreement, without material exception;

          (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

          (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers pursuant to this clause (ix), if any.

  If at any time the representations and warranties of the Issuers contemplated in clause (A)(1) above cease to be true and correct, the Issuers shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

     (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, the Issuers shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Issuers for cancellation;

          (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xv) use their best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (x) above;

          (xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Initial Purchasers of Transfer Restricted Securities and for the period specified in Sections 3 and 4 hereof, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xix) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers' first fiscal quarter commencing after the effective date of the Registration Statement;

          (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Issuers are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriter(s), if any; and


          (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and
     Section 15 of the Exchange Act.


Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) or (E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement (i) in the case of Section (c)(iii)(D) hereof, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "Advice") by the Issuers that the use of the Prospectus may be
              ------
resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and (ii) in the case of Section
(c)(iii)(E) hereof, until 20 days after the date of such notice. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers' expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

     (a) All expenses incident to the Issuers' performance of or compliance with this Agreement will be borne by the Issuers, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations the NASD; (ii) all fees and expenses of compliance with federal securities state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for each of the Issuers and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) as applicable or required, all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance). The Issuers will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers. In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

     (a) The Issuers, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and
                   ------------------
any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by (i) an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein

     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers in writing (provided, that the failure to give such notice shall not relieve the Issuers of their obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid by the Issuers (unless it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Issuers shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Issuers shall be liable for any settlement of any such action or proceeding effected with the Issuers' prior written consent, which consent shall not be withheld unreasonably, and the Issues agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers. The Issuers shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers, and their respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuers to each of the Indemnified Holders, but only with respect to claims and actions (i) based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.

     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Issuers on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Issuers and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder from sales of Series A Notes exceeds the sum of (i) the amount paid by such Holder for such Series A Notes plus (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.

SECTION 9.  RULE 144A

     The Issuers hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective Initial Purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any Underwritten
Registration hereunder unless such Holder (a)agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b)completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuers.

SECTION 12. MISCELLANEOUS

     (a)  Remedies. The Issuers agree that monetary damages (including the
          --------
damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b)  No Inconsistent Agreements. The Issuers will not on or after the date
          --------------------------
this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' securities under any agreement in effect on the date hereof.

     (c)  Adjustments Affecting the Notes. The Issuers will not take any or
          -------------------------------
permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d)  Amendments and Waivers. The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of a majority of the then outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

     (e)  Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Issuers:

               Isle of Capri Black Hawk L.L.C.
               Isle of Capri Black Hawk Capital Corp.
               c/o Casino America, Manager
               711 Washington Loop
               Biloxi, Mississippi 39530
               Telecopier No.: (601) 435-5998
               Attention:____________________

          With a copy to:

               Mayer, Brown & Platt
               190 S. LaSalle Street, Suite 3100
               Chicago, Illinois 60603
               Telecopier No.: (312) 701- 7711
               Attention: Paul Theiss

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f)  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and only to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

     (g)  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h)   Headings. The headings in this Agreement are for convenience of
           --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (i)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j)   Severability. In the event that any one or more of the provisions
           ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k)  Entire Agreement. This Agreement together with the other Transaction
          ----------------
Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           ISLE OF CAPRI BLACK HAWK L.L.C.


                                           By:__________________________________
                                           Name:
                                           Title:



                                           ISLE OF CAPRI BLACK HAWK CAPITAL
                                           CORP.


                                           By:__________________________________
                                           Name:
                                           Title:


JEFFERIES & COMPANY, INC.


By:______________________________
Name:
Title:

                                                                       EXHIBIT B

                    FORM OF OPINION OF MAYER, BROWN & PLATT

     (a) The Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the each of the Issuers, enforceable against each of them in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (b) The Series B Notes have been duly authorized and, when executed, authenticated and delivered in accordance with the provisions of the Indenture and the Registration Rights Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the each of the Issuers, enforceable against each of them in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (c) The Indenture has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (d) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

     (e) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally,
(y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

     (f) The Management Agreement, the License Agreement and the Design/Build Agreement have been duly authorized, executed and delivered by the Company and each of them is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (g) The Subdivision Agreement has been duly authorized by the Company and, upon due execution and delivery by the Company and the city of Black Hawk, will be a valid and binding agreement of the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (h) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Series A Notes, the Series B Notes, the Registration Rights Agreement, the Management Agreement, the License Agreement, the Design/Build Agreement, the Completion Capital Commitment, the Manager Subordination Agreement and the Collateral Documents by each of the Issuers to which either of them is a party, compliance by each of the Issuers and with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) other than approvals required to be obtained from the Securities and Exchange Commission in connection with the Exchange Offer and any permits and approvals required to be obtained pursuant to the performance of the Design/Build Agreement, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the operating agreement of the Company or the charter or bylaws of Capital or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is identified by the Issuers in a certificate as material to either of the Issuers, to which either of the Issuers is a party or by which either of the Issuers or their respective property is bound, (iii) violate or conflict with any applicable law or any rule or regulation known by such counsel to be applicable to the transactions contemplated by such agreements or any judgment, order or decree of any court or any governmental body or agency having jurisdiction over either of the Issuers or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument that is identified by the Issuers in a certificate as material to either of the Issuers or their respective properties, or (v) other than with respect to Authorizations (as defined below) issued under the laws of the state of Colorado, result in the termination or revocation of any Authorization of either of the Issuers or result in any other impairment of the rights of the holder of any such Authorization;

     (i) The statements under the captions "Material Agreements," "Description of Notes" and "Plan of Distribution" in the Offering Circular, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

     (j) The Company is not in violation of its operating agreement and Capital is not in violation of its charter or bylaws and, to the best of such counsel's knowledge after due inquiry, neither of the Issuers is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to either of the Issuers, to which either of the Issuers is a party or by which either of the Issuers or their respective property is bound;

     (k) The Indenture, the Series A Notes, the Series B Notes, the Purchase Agreement, the Registration Rights Agreement, the Completion Capital Commitment, the Manager Subordination Agreement and the Collateral Documents select the internal laws of the state of New York as their governing laws. A New York state court or a federal court sitting in New York will honor the parties' choice of the internal laws of the state of New York as the law applicable to such documents.

     (l) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which either of the Issuers is or could be a party or to which any of their respective property is or could be subject, which might reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

     (m) Neither of the Issuers has any reason to believe that any such Authorization necessary in the future to own or operate the Isle-Black Hawk in the manner described in the Offering Circular, including without limitation, any Gaming License and Liquor License, will not be granted upon application (or, alternatively, that the necessity to obtain such license, permit or approval will not be waived), or that any Gaming Authority or Liquor Licensing Authority or any other governmental agencies are investigating either of the Issuers or related parties, other than in ordinary course administrative reviews or any ordinary course review of the transactions contemplated hereby.

     (n) Assuming the Issuers engage in the development of the Isle-Black Hawk, neither of the Issuers is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

     (o) To the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the either of the Issuers and any person granting such person the right to require either of the Issuers to file a registration statement under the Act with respect to any securities of either of the Issuers or to require either of the Issuers to include such securities with the Notes registered pursuant to any Registration Statement;

     (p) The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchaser in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

     (q) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchaser as contemplated by this Agreement or for the Exempt Resales assuming that (i) the Initial Purchaser is a QIB, (ii) the accuracy of, and compliance with, the Initial Purchaser's representations and agreements contained in Section 9 of this Agreement, (iii) the accuracy of the representations of the Issuers set forth in Sections 6(ee), 6(ff) or 6(gg) of this Agreement and (iv) with respect to Accredited Institutions, the accuracy of the representations made by each such Accredited Institution as set forth in the letter of representation executed by such Accredited Institution in the form of Annex A to the Offering Circular.
                                      -------

     (r) Such counsel has no reason to believe that, as of the date of the Offering Circular or as of the Closing Date, the Offering Circular, as amended or supplemented, if applicable (except for the financial statements and related notes, financial statement schedules and other financial, statistical and accounting data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (s) Except as described in the Offering Circular, no consent, approval, authorization, or filing of or with any court or governmental authority or agency is now required for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Notes, except the registration under the Act of the Notes, the qualification of the Indenture under the TIA and such as may be required under state securities, Blue Sky or real estate syndication laws, gaming laws or liquor licensing laws which have been obtained or made to the extent required as of the date hereof and are in full force and effect.

     (t) The provisions of the Pledge and Assignment are effective to create valid security interests in favor of the Trustee for the benefit of the Holders in the collateral described in the Pledge and Assignment (the "Pledge Collateral"), including, without limitation, collateral which (i) is subject to
Article 8 of the New York UCC, (ii) is subject to Article 9 of the New York UCC,
(iii) constitutes deposit accounts excluded from the coverage of Article 9 of the New York UCC by Section 9-104(l) thereof, or (iv) constitutes securities issued by the federal government or any agency or instrumentality thereof excluded from the coverage of Article 8 of the New York UCC, as security for the payment, to the extent set forth therein, of all obligations of the Issuers to the Trustee under the Transaction Documents.

     (u) Assuming (i) that all confirmations required to be executed pursuant to the Pledge and Assignment have been so executed, (ii) the accuracy of the factual statements made in

Section 3 of each such confirmation by the party executing such confirmation, and (iii) that the party executing such confirmation has completed Exhibit 1 to such confirmation in accordance with the terms of such confirmation, upon taking the actions set forth in Section 3 of, and listed on Exhibit 1 to, such confirmation, the security interest in favor of the Trustee for the benefit of the Holders in the Pledge Collateral will be perfected.

     (v) The financing statement is in appropriate form for filing in the Office of the Secretary of State of the State of New York. Upon the proper filing of the financing statement in the Office of the Secretary of State of the State of New York [and [add local filing offices as necessary]] the security interest in favor of the Trustee for the benefit of the Holders in the Pledge Collateral will be perfected to the extent a security interest in such Pledge Collateral can be perfected by filing a financing statement under the provisions of the New York UCC.

     (w) It is our opinion that a federal or state court sitting in New York will honor the parties' choice of the internal laws of the State of New York as the law applicable to the Transaction Documents (to the extent set forth in such Transaction Documents) and to the determination of whether the obligations created by the Transaction Documents are usurious.

     (x)  The Subdivision Agreement has been duly authorized by the Company.

     (y) The provisions of the Security Agreement and the Collateral Assignment are effective to create valid security interests in favor of the Trustee for the benefit of itself and the ratable benefit of the Note Holders, in that portion of the collateral described in each such document which is subject to Article 9 of the UCC (the "Collateral") as security for the payment, to the extent set forth therein, of all obligations of the Issuers under the Transaction Documents.

     (z) Assuming the Trustee takes possession of and holds the shares of capital stock listed on Schedule ___ to the Pledge Agreement (the "Pledged Shares"), delivered to the Trustee pursuant to the Pledge Agreement, with undated stock powers duly indorsed in blank, in the State of New York, the Pledge Agreement creates a valid and perfected security interest in favor of the Trustee for the benefit of itself and the Note Holders in the rights in such Pledged Shares which each Pledgor (as defined in the Pledge Agreement) has or has actual authority to convey, free of any adverse claim, as security for the payment, to the extent set forth in the Pledge Agreement, of all obligations of the Issuers under the Transaction Documents.

     (aa) Capital Corp.'s authorized capital stock consists of _______________ shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, and, based solely on our review of Capital Corp.'s stock records, are owned of record by the Company indicated as the owner of such shares on Schedule ___ to the Pledge Agreement.

     (bb) [Note: No opinion is currently being requested regarding instruments pledged pursuant to the Pledge Agreement because we understand that there will be no instruments at closing.]

     The opinion of Mayer, Brown & Platt described above shall be rendered at the request of the Issuers and shall so state therein. In giving such opinion, as to matters of Colorado law, Mayer, Brown & Platt may rely upon an opinion of Brownstein Hyatt Farber & Strickland, P.C. In addition, in giving an opinion with respect to the matters covered by paragraph (q) above, Mayer, Brown & Platt may state that its opinion and belief are based upon its participation in conferences with directors, officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, your representatives and representatives of your counsel, at which conferences the contents of the Offering Circular and related matters were discussed, but has not, except as expressly set forth above, independently verified and do is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular.

                                                                       EXHIBIT C

         FORM OF OPINION OF BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.

     (a) Each of the Issuers is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary power and authority to carry on its business as described in the Preliminary Offering Circular and the Final Offering Circular and to own, lease and operate its properties.

     (b) Each of the Issuers is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification.

     (c) All the outstanding membership interests of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

     (d) All of the outstanding shares of capital stock of Capital have been duly authorized and validly issued and are fully paid, non-assessable, and are owned by the Company, free and clear of any Lien.

     (e) Each of the Collateral Documents has been duly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) The execution, delivery and performance of the Collateral Documents by each of the Issuers to which either of them is a party, compliance by each of the Issuers and with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of either of the Issuers or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to either of the Issuers, to which either of the Issuers is a party or by which either of the Issuers or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over either of the Issuers or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which either of the Issuers is a party or by which either of the Issuers or their respective property is bound, or (v) result in the termination or revocation of any Authorization (as defined below) of either the Issuers or result in any other impairment of the rights of the holder of any such Authorization.

     (g) Neither of the Issuers has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, equity interests or any such options, rights, convertible securities or obligations.

     (h) The statements under the caption "Risk Factors Ability to Realize on Collateral; Bankruptcy Considerations," "Risk Factors Certain Bankruptcy Considerations Limited Liability Companies," "Risk Factors Mechanic's Liens," "Risk Factors Gaming Regulation," "Risk Factors Legislative Issues," "Risk Factors State Gaming Tax Issues" and "Gaming and Liquor Regulatory Matters" in the Offering Circular, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein with respect to Colorado law, fairly present in all material respects such legal matters, documents and proceedings;

     (i) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which either of the Issuers is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

     (j) Neither of the Issuers has violated any Environmental Laws or any provisions of ERISA, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (k) Other than as disclosed in the Offering Circular, there exists no fact, and no event has occurred, which has or is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of either of the Issuers arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including without limitation any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Environmental Law) or any violation of any Environmental Law.

     (l) Each of the Issuers has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business in the manner described in the Offering Circular, except for Authorizations which the Issuers would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Isle-Black Hawk and except for any Authorizations to be issued by any Gaming Authority or Liquor Licensing Authority which are necessary for the Company to own and operate the Isle-Black Hawk, and no such Authorization contains, or will upon the issuance thereof contain, a materially burdensome restriction. Each such Authorization is valid and in full force and effect and the each of the Issuers is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to each of the Issuers. Neither of the Issuers has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Neither of the Issuers has any reason to believe that any such Authorization necessary in the future to own or operate the Isle-Black Hawk in the manner described in the Offering Circular, including without limitation, any Gaming License or Liquor License, will not be granted upon application (or, alternatively, that the necessity to obtain such license, permit or approval will not be waived), or that any Gaming Authority or Liquor Licensing Authority or any other governmental agencies are investigating either of the Issuers or related parties, other than in ordinary course administrative reviews or any ordinary course review of the transactions contemplated hereby.

     (m) As of the Closing Date, the Company will have good and marketable title in fee simple to the Casino America Parcel free and clear of Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

     (n) The Indenture will qualify as the "evidence of indebtedness" under Section ___ of the [Colorado law].

     (o) To the best knowledge of such counsel, there is no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency which could have a Material Adverse Effect.

     (p) The contemplated operation and use of the Isle-Black Hawk, including the construction of the Isle-Black Hawk, will be (giving effect to any waivers or variances which may be obtained) in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards, orders, and other regulations, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Isle-Black Hawk as it is contemplated to be operated. Under applicable zoning and use laws, ordinances, rules and regulations, the Isle-Black Hawk may be used for the purposes contemplated in the Offering Circular and the Indenture and the related documents, and all necessary subdivision approvals have been obtained for the Isle-Black Hawk except to the extent the failure to have or obtain any such approval would not have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of either of the Issuers.

     (q) The Deed of Trust is in form sufficient (i) to create a valid lien and security interest in that portion of the Trust Property (as defined in the Deed of Trust) which constitutes fixtures under the Colorado UCC (the "Colorado Fixtures") and (ii) to constitute a fixture filing, in accordance with the provisions of the Colorado UCC, covering the portion of the Trust Property which constitutes fixtures under the Colorado UCC.

     (r)  Upon the proper recording of the Deed of Trust in the Official
Records of the county in which the portion of the Trust Property under the Deed of Trust which constitutes real property in Colorado ("Colorado Real Property") is located, the Deed of Trust will impart notice of the interest of the Trustee, as beneficiary thereunder, with respect to the Colorado Real Property under Colorado law.

     (s) The priority of the lien of the Deed of Trust, to the extent such Deed of Trust secures future advances, is determined under Colorado law by the date on which the Deed of Trust is recorded.

     (t) The provisions of each of the Security Agreement and the Collateral Assignment are effective to create valid security interests in favor of the Trustee for the benefit of the Holders in that portion of the collateral described in the Security Agreement and the Collateral Assignment which is subject to Article 9 of the New York UCC (the "Article 9 Collateral") as security for the payment, to the extent set forth therein, of all obligations of the Issuers to the Trustee under the Transaction Documents.

     (u) Assuming the Trustee takes possession of and holds the shares of capital stock listed on Part I of Schedule 1 to the Issuer Pledge Agreement (the "Pledged Shares"), delivered to the Trustee pursuant to the Issuer Pledge Agreement in the State of New York, the Issuer Pledge Agreement creates a valid and perfected security interest in favor of the Trustee for the benefit of the Holders in the rights in such Pledged Shares which each Pledgor (as defined in the Pledge Agreement) has or has actual authority to convey as security for the payment, to the extent set forth in the Issuer Pledge Agreement, of all obligations of the Issuers to the Holders under the Transaction Documents.

     (v) Assuming the Trustee takes possession of and holds the promissory notes listed on Part II of Schedule 1 to the Issuer Pledge Agreement (the "Pledged Notes"), delivered to the Trustee for the benefit of the Holders pursuant to the Issuer Pledge Agreement in the State of New York, the Issuer Pledge Agreement creates a valid and perfected security interest in favor of the Trustee for the benefit of the Holders in such Pledged Notes as security for the payment, to the extent set forth in the Issuer Pledge Agreement, of all obligations of the Company to the Holders under the Transaction Documents.

     (w) It is our opinion that a federal or state court sitting in Colorado will honor the parties' choice of the internal laws of the State of New York as the law applicable to the Transaction Documents (to the extent set forth in such Transaction Documents) and to the determination of whether the obligations created by the Transaction Documents are usurious.

                                                                       EXHIBIT D

                   FORM OF OPINION OF CASINO AMERICA COUNSEL

     (a) Each of Casino America and Casino Colorado is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary power and authority to carry on its business and to own, lease and operate its properties.

     (b) Each of Casino America and Casino Colorado is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, with respect to Casino America, where the failure to be so qualified would not have a material adverse effect on its business, prospects, financial condition or results of operations.

     (c) All of the outstanding shares of capital stock of Casino Colorado have been duly authorized and validly issued and are fully paid, non-assessable and are not subject to any preemptive or similar rights, and are owned by Casino America, free and clear of any Liens.

     (d) The Purchase Agreement has been duly authorized, executed and delivered by Casino America and is a valid and binding agreement of Casino America, enforceable against Casino America in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

     (e) The Management Agreement, Completion Capital Commitment, the License Agreement, the Manager Subordination Agreement and the Land Purchase Contract has been duly authorized, executed and delivered by Casino America and is a valid and binding agreement of Casino America, enforceable against Casino America in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) The execution, delivery and performance of the Purchase Agreement, the Management Agreement, the Completion Capital Commitment, the Manager Subordination Agreement, the License Agreement and the Land Purchase Agreement and compliance by Casino America with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency or any other person (except such as may be required under the securities or Blue Sky laws of the various states),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of Casino America, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Casino America, to which Casino America is a party or by which Casino America or its property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Casino America or its property or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Casino America is a party or by which Casino America or its property is bound.

     (g) Casino America owns all trademarks which are to be licensed to the Company pursuant to the terms of the License Agreement for use by the Company at the Isle-Black Hawk and Casino America has not received any notice of, and is not otherwise aware of, any infringement of, or conflict with, asserted rights of others with respect to the foregoing.

     (h) Casino America is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in the indenture governing the 12-1/2% First Mortgage Notes due 2003 issued by Casino America.

     (i) The financing statement is in appropriate form for filing in the Office of the Secretary of State of the State of Mississippi. Upon the proper filing of the financing statement in the Office of the Secretary of State of the State of Mississippi [and [add local filing offices as necessary]] the security interest in favor of the Trustee for the benefit of the Holders in the Article 9 Collateral will be perfected to the extent a security interest in such Article 9 Collateral can be perfected by filing a financing statement under the provisions of the Mississippi UCC.

                                                                       EXHIBIT E

                     FORM OF OPINION OF NEVADA GOLD COUNSEL

     (a) Each of Nevada Gold and Blackhawk Gold is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary power and authority to carry on its business and to own, lease and operate its properties.

     (b) Nevada Gold is duly qualified and is in good standing as a foreign corporation authorized to do business in Texas and Colorado and to our knowledge neither Nevada Gold nor Blackhawk Gold requires qualification or good standing as a foreign corporation in any other jurisdiction, except, where the failure to be so qualified would not have a material adverse effect on its business, prospects, financial condition or results of operations.

     (c) All of the outstanding shares of capital stock of Blackhawk Gold have been duly authorized and validly issued and are fully paid, non-assessable and are not subject to any preemptive or similar rights, and are owned by Nevada Gold, free and clear of any Liens.

     (d) The Purchase Agreement has been duly authorized, executed and delivered by Nevada Gold and is a valid and binding agreement of Nevada Gold, enforceable against Nevada Gold in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

     (e) The Exchange Commitment Letter has been duly authorized, executed and delivered by Nevada Gold and is a valid and binding agreement of Nevada Gold, enforceable against Nevada Gold in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) The execution, delivery and performance of the Purchase Agreement, the Exchange Commitment Letter and the Voting Agreement and compliance by Nevada Gold with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency or any other person (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the operating agreement, charter or bylaws of Nevada Gold, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Nevada Gold, to which Nevada Gold is a party or by which Nevada Gold or its property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Nevada Gold or its property or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Nevada Gold is a party or by which Nevada Gold or its property is bound.

                                      E-2